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                                                                     EXHIBIT 5.1

VINSON & ELKINS                                           VINSON & ELKINS L.L.P.
ATTORNEYS AT LAW                                           2300 FIRST CITY TOWER
                                                              1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                        TELEPHONE (713) 758-2222
                                                              FAX (713) 758-2346
                                                                   www.velaw.com


October 20, 2003




Veritas DGC Inc.
10300 Town Park
Houston, Texas 77072

Ladies and Gentlemen:

         We have acted as counsel for Veritas DGC Inc., Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of 61,576 shares of common stock, par value $0.01 per share, of the Company (the "Shares") on behalf of the certain selling stockholders.

         In connection with the foregoing, we have examined or are familiar with the certificate of incorporation and the bylaws, in each case, as amended to the date hereof, of the Company, the corporate proceedings with respect to the authorization and approval of the registration of the Shares, the Registration Statement, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

         The foregoing opinion is limited to the federal laws of the United States of America, the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                  Very truly yours,

                                                  /s/ Vinson & Elkins L.L.P.

                                                  Vinson & Elkins L.L.P.